Addendum No. 6 to the Lease Agreement from 01/28/2011 between

4-Antibody AG, Hochbergerstr. 60C, 4057 Basel
(Sublessee)

and

Technologie Park Basel AG, Hochbergerstr. 60C, 4057 Basel
(Principal Lessee)

The two parties named above declare that the following spaces are removed from the leased spaces in Technologie Park Basel (Hochbergerstrasse 60C, 4057 Basel) as of 07/31/2013:

- Office: C4_33, 4th Floor, approx. 12 m2, rent costs:

	per month	per year
Rent	CHF 300.00	CHF 3,600.00
Incidental costs	CHF 68.75	CHF 825.00
VAT (8%)	CHF 29.50	CHF 354.00
Total	CHF 398.25	CHF 4,779.00

4-Antibody AG	Technologie Park Basel AG
Basel, on [hw:] __________	Basel, on [hw:] 06/24/2013
[signature] Dr. Robert Burns Chief Executive Officer	[signature] Samuel Hess VR1
[signature] Melanie Princip Group Head of HR	[signature] Nina Ryser VR2